UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2018

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.03    Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03    Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reverse Stock Split

As previously disclosed, on May 18, 2018, the stockholders of Jaguar Health, Inc. (the “Company”) approved at the 2018 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) a proposal to authorize the board of directors of the Company (the “Board”), in its discretion but on or before June 30, 2018, to amend the Company’s Third Amended and Restated Certificate of Incorporation, as amended (the “COI”), to effect a reverse stock split of the Company’s issued and outstanding shares of voting common stock (“Common Stock”) at a ratio not less than 1-for-11 and not greater than 1-for-15, with the exact ratio to be determined by the Board and included in a public announcement (the “Reverse Stock Split”).

As previously disclosed, the Board approved, in accordance with the authority granted by the Company’s stockholders at the Annual Meeting, a 1-for-15 reverse stock split of the Company’s issued and outstanding shares of Common Stock (the “Reverse Stock Split”). On May 29, 2018, the Company filed the Certificate of Second Amendment (the “Second Amendment”) to its COI with the Secretary of State of the State of Delaware to effect the Reverse Stock Split, effective June 1, 2018 (the “Effective Date”).

When the Reverse Stock Split becomes effective, every fifteen (15) shares of the Company’s issued and outstanding Common Stock immediately prior to the Effective Date shall automatically be reclassified into one (1) share of Common Stock, without any change in the par value per share.  No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders who otherwise would be entitled to receive a fractional share in connection with the Reverse Stock Split will receive a cash payment in lieu thereof.

Computershare Trust Company, N.A. is acting as exchange agent for the Reverse Stock Split and will send instructions to stockholders of record who hold stock certificates regarding the exchange of their certificates for post-Reverse Stock Split shares of Common Stock. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares.

Commencing on June 1, 2018, trading of the Company’s Common Stock will continue on The NASDAQ Capital Market on a Reverse Stock Split-adjusted basis. The new CUSIP number for the Company’s Common Stock following the Reverse Stock Split is 47010C300. The new specimen Common Stock certificate of the Company is being filed herewith as Exhibit 4.1.

Decrease in Authorized Shares

As previously disclosed, on May 18, 2018, the stockholders of the Company approved at the Annual Meeting a proposal to decrease the number of authorized shares of Common Stock to 150,000,000 shares, contingent upon the approval and effectuation of the Reverse Stock Split. On June 1, 2018, the Company filed a Certificate of Third Amendment (the “Third Amendment”) to its COI with the Secretary of State of the State of Delaware to decrease the total number of authorized shares of Common Stock so that the total number of the shares that the Company has authority to issue is 210,000,000 shares, of which 150,000,000 shares are Common Stock, 50,000,000 are non-voting common stock and 10,000,000 shares are “blank check” preferred stock.

The foregoing descriptions of the Second Amendment and the Third Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Second Amendment and the Third Amendment, which are filed as Exhibits 3.1 and 3.2, respectively, to this report and are incorporated by reference herein.

Item 7.01    Regulation FD Disclosure.

On June 1, 2018, the Company issued a press release with respect to the Reverse Stock Split, a copy of which is being furnished as Exhibit 99.1 to this Form 8-K.

The information in this Item 7.01 (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall the information in this Item 7.01 (including Exhibit 99.1 attached hereto) be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
3.1	Certificate of Second Amendment of the Third Amended and Restated Certificate of Incorporation.

3.2	Certificate of Third Amendment of the Third Amended and Restated Certificate of Incorporation.

4.1	Specimen Common Stock Certificate of Jaguar Health, Inc.

99.1	Press Release, dated June 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

Date: June 1, 2018	By:	/s/ Karen S. Wright
Name: Karen S. Wright
Title: Chief Financial Officer